                                                                   EXHIBIT 10(s)

                   FIRST AMENDMENT TO LINE OF CREDIT AGREEMENT

         THIS AGREEMENT is entered into this 20th day of May, 1998, between NUCLEAR RESEARCH, a Pennsylvania business corporation with its chief executive office and principal place of business at 125 Titus Avenue, Warrington, Pennsylvania 18976 (the "Borrower"), and FIRST UNION NATIONAL BANK, successor by merger to Corestates Bank, N.A. and Bucks County Bank and Trust Company, with offices at 1339 Chestnut Street, Philadelphia, Pennsylvania 19103 (the "Bank").

                                   BACKGROUND

         A. The Borrower and the Bank are parties to a Line of Credit Agreement dated January 14, 1997 (the "Loan Agreement"), and certain Loan Documents executed in connection therewith. Unless otherwise indicated in this Agreement, all capitalized terms not otherwise defined shall have the meaning given to them in the Loan Agreement.

         B. The Borrower has requested that the Bank increase the borrowing availability of the Line of Credit Loans from the current outstanding balance of Five Million Four Hundred Ninety-Nine Thousand Seven Hundred Thirty-Four Dollars ($5,499,734.00) to the maximum amount of up to Six Million Dollars ($6,000,000.00). From the date of this Agreement through and including June 30, 1998, this additional credit availability will be made available on a committed basis, provided that no Event of Default or Collateral Deterioration (as defined below) greater than Eight Hundred Thousand Dollars ($800,000.00) occurs. Effective July 1, 1998, and at all times thereafter, Line of Credit Loans shall be provided in the sole and absolute discretion of the Bank, and shall be repayable at any time thereafter on a demand basis, irrespective of whether or not an Event of Default or Collateral Deterioration greater than $800,000.00 has occurred. Subject to the terms and conditions noted below, and the continued full and complete compliance with the Loan Agreement, the Loan Documents and all other agreements, documents and instruments executed by the Borrower in favor of the Bank, the Bank has agreed to provide this additional increased credit availability under the Line of Credit Loans.

                                    AGREEMENT

         In consideration of the foregoing, and the covenants set forth below, and intending to be legally bound, the Borrower and the Bank agree:

         1. Amendments to Loan Agreement. Effective as of the date of this Agreement:

                  (a) Section 1.01 is amended by inserting, alphabetically where they would otherwise appear, the following new defined terms:

                  Eligible Receivables means Accounts (as defined in the Pennsylvania Uniform Commercial Code) due and owing to the Borrower for the sale of goods or the rendition of services (exclusive of sales, excise or any other taxes) where: (a) delivery of the merchandise or rendition of the services has been completed; (b) no return, rejection or repossession has occurred; (c) the merchandise or the services have been finally accepted by the account debtor without dispute, offset, defense, counterclaim or other claim of avoidance; (d) no more than ninety (90) days have elapsed from the date of the invoice on which the account is based; (e) the Account is, and continues to be, in full conformity with the representations and warranties made by the Borrower to the Bank and (f) the Borrower is, and continues to be, satisfied with the credit standing of the account debtor in relation to the amount of credit extended. Without limiting the general nature of the foregoing, the following types of Accounts shall not be deemed Eligible Receivables: (i) any Account known to be not collectible for any reason (including, without limitation, bankruptcy of the account debtor); (ii) any Account represented by an invoice without a definite due date;
                  (iii) any Account represented by a pre-billed invoice; (iv) any Account in litigation or arbitration; (v) any Account of an account debtor where fifty percent (50%) or more of the amounts of all Accounts owing by such account debtor are outstanding more than ninety (90) days past the end of the month in which the invoice on which the Account is based; (vi) any Account not arising in the ordinary course of business; (vii) any Account in which the Bank does not have a first priority perfected security interest and lien; (viii) any Account owing by an account debtor located outside of the United States (unless, as determined by the Bank in its sole discretion, such Account is payable in United States dollars and is guaranteed as to payment by a letter of credit or other means acceptable to the Bank or such Account is otherwise acceptable to the Bank in its sole discretion) ; (ix) any Account owing by a subsidiary or affiliate of the Borrower, or by an entity controlling or under common control with the Borrower, and (xi) any Account arising out of a consignment or commission contract or agreement.

                  Eligible Inventory means Inventory (as defined in the Pennsylvania Uniform Commercial Code) of the Borrower consisting of the gross amount of its raw materials, only work-in-process relating to the UDR contract and finished goods products and with respect to which (i) the Bank maintains a perfected, first priority security interest and lien, and (ii) the Bank has obtained a landlord's waiver acceptable to it, if such Inventory is stored, located or warehoused at a location not owned by the Borrower.

                  Line of Credit Principal Balance means the principal amount outstanding and remaining unpaid under the Line of Credit Loans extended by the Bank to the Borrower.

                  Liquid Collateral means the total of eighty percent (80%) of Eligible Receivables, plus twenty percent (20%) of Eligible Inventory.

                  Liquid Collateral Shortfall means the difference between the Line of Credit Principal Balance and the Liquid Collateral.

                  Collateral Deterioration means the increase (if any) in the amount of the Liquid Collateral Shortfall from the Beginning Measurement Date to the date on which an advance is requested under the Line of Credit Loans. The amount of any such Collateral Deterioration shall be determined initially from the borrowing base certification and supporting documentation attached as Exhibit "A" and prepared from the books and records of the Borrower as regularly kept by it in the ordinary course of business and as reflected on the borrowing base certifications from time to time submitted by the Borrower to the Bank, all of which shall be maintained in accordance with generally accepted accounting principles, consistently applied; provided, however, that the Bank shall maintain the right to audit, inspect and verify the books and records of the Borrower to determine whether, using the same definitions, valuations and procedures used in preparing the borrowing base certificate attached as Exhibit "A" to this Agreement, the borrowing base certification accurately reflects the amount of Liquid Collateral.

                  Beginning Measurement Date means May 18, 1998, at which date
                  (i) the Borrower has certified to the Bank that its Liquid Collateral is equal to $1,372,004.39, and (ii) the Line of Credit Principal Balance was $5,499,734.00 thus making the certified Liquid Collateral Shortfall equal to $4,127,729.58.

         (b) Section 2.01 of the Loan Agreement is deleted in its entirety, and inserted in its place is the following new section:

                  SECTION 2.01. The Line of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to make loans (the "Line of Credit Loans") to the Borrower from time to time, in accordance with the terms of the Master Demand Note in an aggregate amount not to exceed, at any one time outstanding, a sum equal to Six Million Dollars ($6,000,000.00); provided, however, that in no event shall the Bank be obligated to consider making Line of Credit Loans if there has been a Collateral Deterioration of more than Eight Hundred Thousand Dollars ($800,000.00) from the Beginning Measurement Date to the time a request is being made for a Line of Credit Loan (the "Borrowing Availability") . The Borrowing Availability shall be reduced from time to time by the face amount of all Letters of Credit then outstanding, other than letter of credit no 522976, (together with the amount of any unreimbursed drawings under Letters of Credit) and may, at Borrower's option, be permanently reduced from time to time in amounts designated by Borrower to Bank. In the event of such reduction by Borrower, the Note and other Loan Documents shall be modified as required by Bank to reflect such reduction. Within the limits of the amount set forth in this Section 2.01, and subject to the provisions of this Agreement, including, without limitation, the Bank's right to demand repayment of the Line of Credit Loans at any time, the Borrower may borrow, repay and reborrow under this Section
                  2.01. Notwithstanding the above provisions, or anything to the contrary set forth in Section 2.02, 2.09, 2.10 or 8.01 of this Agreement, Line of Credit Loans shall be made available by the Bank to the Borrower from the date of this Agreement through and including June 30, 1998, so long as (a) no Event of Default has occurred or is continuing, and (b) the Collateral Deterioration from the Beginning Measurement Date has not exceeded the sum of Eight Hundred Thousand Dollars ($800,000.00).

         (c) Section 2.08(1) (i) is supplemented by inserting the phrase "investment property" immediately after the phrase "accounts receivable" in that Section. Section 2.08 is further amended by deleting the phrase "where the total contract amount exceeds Five Hundred Thousand Dollars ($500,000)" where that phrase currently appears in Section 2.08(5).

         (d) Section 5.08 of the Loan Agreement is supplemented by amending subsection (1) to require that those reports be delivered to the Bank on or before June 30 of each year, and Section 5.08 is further amended by adding the following new subsections, immediately after current subsection (5):

                  (6) On or before Tuesday of each week, and prior to each request for an advance under the Line of Credit Loans, a fully completed and signed borrowing base certification in the form attached as Exhibit "A" to this Agreement, certifying to the Bank as of the end of the immediately preceding Business Day, among other things, the amount of the Borrower's Eligible Receivables, Eligible Inventory, the Line of Credit Principal Balance and such other matters as are set forth on the attached certification; and

                  (7) On or before Tuesday of each week, an update and report, in such format and detail as the Bank may reasonably request, providing to the Bank additional information (if any) with respect to the Borrower's efforts in connection with any sale of all or a portion of its business, or attempts to obtain alternative financing and/or investors.

         (e) Sections 5.06(l) and 6.02(2) are modified to recognize Borrower is not paying certain of its accounts payable in accordance with required contractual terms.

         (f) Section 5.09 of the Loan Agreement is deleted in its entirety.

         (g) Section 4.07 of the Loan Agreement is amended to recognize the possibility of a claim being filed against the Borrower by Measurement Dynamics, LLC.

         (h) Section 6.04 is amended by deleting the phrase appearing at the end of such section providing "if such dividend, stock purchase, or other action described in this paragraph would cause or result in the occurrence of an Event of Default as defined herein".

         (i) All provisions of the Loan Agreement, the Loan Documents and any other agreement, document or instrument executed by the Borrower in favor of the Bank (including, without limitation, the provisions of Section 7.01(1) through (8) of the Loan Agreement) which provide for cure periods and/or notification prior to an Event of Default having been deemed to occur are eliminated and stricken.

         (j) Section 10.02 is amended by providing that notice to the Bank shall be given to:

                              Ms. Marybeth C. Ettore
                              CoreStates Bank, N.A.
                              1339 Chestnut Street
                              Widener Building
                              FC 1-8-13-2
                              Philadelphia, PA 19101-7618

         2. Conditions. As conditions precedent of the execution, delivery and effectiveness of this Agreement, and the increased amount of the Line of Credit Loans, the Borrower shall have delivered or caused to be delivered to the Bank, in form and content satisfactory to the Bank and its counsel, the following agreements, documents and instruments:

                  (a) An Allonge to the Master Demand Note, increasing the face amount of such Master Demand Note to $6,000,000.00;

                  (b) An Agreement of Suretyship executed by Earl M. Pollock and Dorothy S. Pollock with respect to their liability as sureties for in connection with any "Collateral Deterioration" (as defined in their Surety Agreement to the Bank);

                  (c) An Affidavit executed by Earl M. Pollock and Dorothy S. Pollock with respect to their knowing, voluntary and intelligent waiver of rights with regard to the warrant of attorney to confess judgment contained in the Surety Agreement;

                  (d) Implementation by the Borrower of the procedures required by Section 3 of the Security Agreement with respect to the opening, depositing and processing of payments through the "Cash Collateral Account", as defined in such Security Agreement;

                  (e) UCC-3 Amendment Financing Statements to reflect, among other things, the change in name and address of the Bank, as well as the inclusion of "investment property" in the description of Collateral;

                  (f) This Agreement, duly executed; and

                  (g) Such additional agreements, documents or instruments as the Bank or its counsel may have requested under the terms of this Agreement, or otherwise.

         3. Representations and Warranties. In order to induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank that:

                  (a) The execution, delivery and performance of this Agreement, and all agreements, documents and instruments executed and delivered in connection with this Agreement (the "Related Documents") have been duly authorized by all necessary corporate or other required action, and do not and will not violate any provision of law or of the charter, by-laws, or the like, or any agreement, trust or other indenture or instrument to which it is a party or by which its properties may be bound, or any order or decree affecting it or its properties, so that this Agreement and the Related Documents will be a legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

                  (b) All representations and warranties made to the Bank in the Loan Agreement and the Loan Documents are true, complete and correct, with the same effect as though made on and as of the date of this Agreement.

                  (c) The Borrower acknowledges and confirms that: (i) the Loan Agreement, Loan Documents and all other agreements, documents, instruments executed by the Borrower in favor of the Bank are legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms and conditions, and all security interests, mortgage liens and other encumbrances provided for or referred to in the Loan Agreement and Loan Documents have been duly granted, and properly attached and recorded or perfected. The Borrower represents and warrants that it does not have or maintain, and shall not assert, any defense, set-off, counterclaim or claim of avoidance of any nature to the Indebtedness, the Loan Agreement and Loan Documents. As of May 19, 1998, the Borrower further confirms the outstanding principal and accrued but unpaid interest balances under the promissory notes referred to below:

                                                  Principal          Interest
                                                  ---------          --------

      1.    Master Demand Note                  $5,499,734.00       $20,038.75
      2.    $1,800,000 Commercial
            Promissory Note dated 1/14/97         $175,000.00          $190.80
      3.    Demand Note dated 9/30/94,
            as amended                            $774,303.00              -0-
      4.    $300,000 Term Note dated 8/21/95       $49,999.80           $68.75


         4.       Miscellaneous.

                  (a) This Agreement shall be deemed a modification of the Loan Agreement and the Loan Documents, to the extent it is directly inconsistent with any of those agreements. Subject to the foregoing, the Loan Agreement, the Loan Documents and all other agreements, documents and instruments executed by the Borrower in favor of the Bank, and all of their terms, conditions, representations, warranties, covenants and other undertakings are ratified and confirmed, and shall continue in full force and effect.

                  (b) This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower and the Bank, and shall be construed and enforced in accordance with the laws in effect in the Commonwealth of Pennsylvania.

                  (c) The Borrower represents and warrants that Exhibit "B" to this Agreement sets forth and describes all patents, copyrights, trademarks (and all pending applications with respect to the foregoing) in which the Borrower has an interest either as owner, licensee or otherwise. The Borrower does further covenant and agree to deliver to the Bank, on or before June 5, 1998, such additional agreements, documents or instruments as the Bank or its counsel may request with respect to the liens granted to the Bank in the Loan Agreement and other Loan Documents (including, without limitation, patent mortgages and assignments, copyright and trademark security agreements and other similar or related documents).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 NUCLEAR RESEARCH

                                 By:  /s/ Earl M.  Pollock
                                      ---------------------------------------
                                          Earl M.  Pollock, President

                                 FIRST UNION NATIONAL BANK

                                 By: /s/ Marybeth C. Ettore
                                     ---------------------------------------
                                         Marybeth C. Ettore, Vice President